GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

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                                           GIVE THE
                                           SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                  NUMBER OF--
--------------------------------------------------------------------------------
 1. An individual's account                The individual
 2. Two or more individuals (joint         The actual owner of the account or,
    account)                               if combined funds, the first
                                           individual on the account(1)
 3. Custodian account of a minor (Uniform  The minor(2)
    Gift to Minors Act)
 4. a. The usual revocable savings trust   The grantor-trustee(1)
    account (grantor is also trustee)
    b. So-called trust account that is     The actual owner(1)
    not a legal or valid trust under
    State law

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                                           GIVE THE EMPLOYER
                                           IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                  NUMBER OF--
--------------------------------------------------------------------------------
 5. Sole proprietorship account            The owner(3)
 6. A valid trust, estate or pension       The legal entity (Do not furnish the
    trust                                  identifying number of the personal
                                           representative or trustee unless the
                                           legal entity itself is not designated
                                           in the account title.)(4)
 7. Corporate account                      The corporation
 8. Religious, charitable or educational   The organization
    organization account
 9. Partnership account                    The partnership
10. Association, club or other tax-exempt  The organization
    organization
11. A broker or registered nominee         The broker or nominee
12. Account with the Department of         The public entity
    Agriculture in the name of a public
    entity (such as a State or local
    government, school district, or
    prison) that receives agricultural
    program payments

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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under section 403(b)(7) of the Code, if the account satisfies the requirements of section 401(f)(2) of the Code.

o The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

o An international organization or any agency or instrumentality thereof.

Other Payees that may be exempt from backup withholding include:

o A corporation.

o A financial institution.

o A registered dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.

o A real estate investment trust.

o A common trust fund operated by a bank under section 584(a) of the Code.

o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

o An entity registered at all times under the Investment Company Act of 1940, as amended.

o A foreign central bank of issue.

o A futures commission merchant registered with the Commodity Futures Trading Commission.

o A middleman known in the investment community as a nominee.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o Payments to nonresident aliens subject to withholding under section 1441 of the Code.

o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

o Payments of patronage dividends where the amount received is not paid in money.

o Payments made by certain foreign organizations.

o Section 404(k) payments made by an employee stock option plan.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

o Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code).

o Payments described in section 6049(b)(5) of the Code to nonresident aliens.

o Payments on tax-free covenant bonds under section 1451 of the Code.

o Payments made by certain foreign organizations.

o Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER IN PART I, WRITE "EXEMPT" IN PART II AND RETURN IT TO THE PAYOR. SIGN AND DATE THE FORM IN PART II.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A of the Code.

PRIVACY ACT NOTICE.--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of any underpayment attributable to the failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.